Exhibit 99.4

Schedule II

Valuation and Qualifying Accounts
(In millions of dollars)

		Additions
	Balance at	charged to					Balance
	beginning	costs and					at end
	of year	expenses	Deductions		Other		of year
2009:
Allowance for doubtful accounts	$25	5	(2	) (a)	4	(c)	32
Reserve for customer rebates	19	27	(30	) (b)	2	(c)	18

2008:
Allowance for doubtful accounts	$32	3	(5	) (a)	(5	) (c)	25
Reserve for customer rebates	25	30	(36	) (b)	-		19

2007:
Allowance for doubtful accounts	$32	4	(7	) (a)	3	(c)	32
Reserve for customer rebates	27	45	(48	) (b)	1	(c)	25

(a)	Represents primarily accounts written off as uncollectible (net of recoveries).
(b)	Represents primarily payment to the customers.
(c)	Represents primarily the translation effect of balances denominated in foreign currencies.